Exhibit 10.1(a)

First Amendment to the

Skechers U.S.A., Inc.

Deferred Compensation Plan

WHEREAS, Skechers U.S.A., Inc. (the “Company”) adopted the Skechers U.S.A., Inc. Deferred Compensation Plan, as of April 1, 2013 (the “Plan”); and

WHEREAS, Section 10.2 of the Plan permits the Company to amend the Plan; and

WHEREAS, the Company desires to amend the Plan, effective as of December 31, 2020, to delete Section 6.5 in its entirety and to amend in their entirety Sections 12.1 and 12.2.

NOW, THEREFORE, the Plan is hereby amended, effective as of December 31, 2020, in the following respects:

1.	Section 6.5 is deleted in its entirety.

2.	Sections 12.1 and 12.2 are amended in their entirety to read as follows:

“12.1

Claim Procedure. A Participant or a beneficiary (the "Claimant") must file with the Committee a written claim for benefits if the Claimant believes he or she has not received the benefits he or she is entitled to receive. Any such claim must be filed within 90 days after the first date the Claimant knew or should have known of such a failure. Any claim filed after such time will be untimely.

(a)

In General. The Committee must render a decision on the claim within 90 days of the Claimant's written claim for benefits, provided that the Committee, in its discretion, may determine that an additional 90-day extension is warranted if it needs additional time to review the claim due to matters beyond the control of the Committee. In such event, the Committee shall notify the Claimant prior to the end of the initial period that an extension is needed, the reason therefor and the date by which the Committee expects to render a decision.

(b)

Disability Benefits. Notice of denial of a Disability Benefit will be provided within 45 days of the Committee's receipt of the Claimant's claim for a Disability Benefit. If the Committee determines that it needs additional time to review the Disability claim, the Committee will provide the Claimant with a notice of the extension before the end of the initial 45 day period. Such extension period may not exceed 30 days. If the Committee determines that a decision cannot be made within the first extension period due to matters beyond the control of the Committee, the time period for making a determination may be further extended for an additional 30 days. If such an additional extension is necessary, the Committee shall notify the Claimant prior to the expiration of the initial 30 day extension. Any notice of extension shall indicate the circumstances necessitating the extension of time, the date by which the Committee expects to furnish a notice of decision, the specific standards on which such entitlement to a benefit is based, the unresolved issues that prevent a decision on the claim and any additional information needed to resolve those issues. A Claimant will be provided a minimum of 45 days to submit any necessary additional information to the Committee. In the event that a 30 day extension is necessary due to a Claimant's failure to submit information necessary to decide a claim, the period for furnishing a notice of decision shall be tolled from the date on which the notice of the extension is sent to the Claimant until the earlier of the date the Claimant responds to the request for additional information or the response deadline.

(c)	Contents of Notice. If a Claimant's request for benefits is denied, the notice of denial shall be in writing and shall contain the following information:

(i)	The specific reason or reasons for the denial in plain language;

(ii)	A specific reference to the pertinent Plan provisions on which the denial is based;

(iii)	A description of any additional material or information necessary for the Claimant to perfect the claim and an explanation of why such material or information is necessary;

(iv)	An explanation of the claims review procedures and the time limits applicable to such procedures; and

(v)	A statement of the Claimant's right to bring a civil action under Section 502(a) of ERISA following an adverse determination upon review.

In addition to the above notification requirements, notification with regards to a Disability Benefit claim shall also include:

(i)

A discussion of the decision, including any reasons for disagreeing with the views of the claimant, any treating professionals, medical or vocational experts consulted, or a Social Security Administration determination; and

(ii)

A description of any internal rule, guideline or similar standard that the Plan relied on in making a decision based on medical necessity, experimental treatment or a similar limitation, or statement that such explanation will be provided (without charge) upon the claimant’s request; and

(iii)

A description of any scientific or clinical judgment that the Plan relied on in making a decision based on medical necessity, experimental treatment or a similar limitation, or a statement that such explanation will be provided (without charge) upon the claimant’s request.

12.2	Appeal.

(a)

In General. A Claimant dissatisfied with the Committee's decision must file a written appeal to the Committee within 60 days after Claimant's receipt of the decision or deemed denial. Any claim filed more than 60 days after Claimant's receipt of the decision will be untimely. The Claimant will have the opportunity, upon request and free of charge, to have reasonable access to and copies of all documents, records and other information relevant to the Claimant's appeal. The Claimant may submit written comments, documents, records and other information relating to his or her claim with the appeal. The Committee will review all comments, documents, records and other information submitted by the Claimant relating to the claim, regardless of whether such information was submitted or considered in the initial claim determination. The Committee shall make a determination on the appeal within 60 days after receiving the Claimant's written appeal, provided that the Committee may determine that an additional 60-day extension is necessary due to circumstances beyond the Committee's control, in which event the Committee shall notify the Claimant prior to the end of the initial period that an extension is needed, the reason therefor and the date by which the Committee expects to render a decision.

(b)

Disability Benefits. Appeal of a denied Disability benefits claim must be filed in writing with the Committee no later than 180 days after receipt of the written notification of such claim denial. The review shall be conducted by the Committee (exclusive of the person who made the initial adverse decision or such person's subordinate). In reviewing the appeal, the Committee shall: (i) not afford deference to the initial denial of the claim, (ii) consult a medical professional who has appropriate training and experience in the field of medicine relating to the Claimant's disability and who was neither consulted as part of the initial denial nor is the subordinate of such individual and (iii) identify the medical or vocational experts whose advice was obtained with respect to the initial benefit denial, without regard to whether the advice was relied upon in making the decision.

If the Committee considers, relies upon or creates any new or additional evidence during the review of the appeal, they will provide such new or additional evidence to the Claimant, free of charge, as soon as possible and sufficiently in advance of the time within which a determination on review is required to allow the Claimant time to respond.

Before the Committee issues an adverse benefit determination on review that is based on a new or additional rationale, the Claimant must be provided a copy of the rationale at no cost to the Claimant. The rationale must be provided as soon as possible and sufficiently in advance of the time within which a final determination on appeal is required to allow the Claimant time to respond.

(c)

The Committee shall make its decision regarding the merits of the denied claim within 45 days following receipt of the appeal (or within 90 days after such receipt, in a case where there are special circumstances requiring extension of time for reviewing the appealed claim). If an extension of time for reviewing the appeal is required because of special circumstances, written notice of the extension shall be furnished to the Claimant prior to the commencement of the extension. The notice will indicate the special circumstances requiring the extension of time and the date by which the Committee expects to render the determination on review. Following its review of any additional information submitted by the Claimant, the Committee shall render a decision on its review of the denied claim.

(d)

Contents of Notice. If the Claimant's appeal is denied in whole or part, the Committee shall provide written notice to the Claimant of such denial. The written notice shall include the following information:

(i)	The specific reason or reasons for the denial;

(ii)	A specific reference to the pertinent Plan provisions on which the denial is based;

(iii)

A statement that the Claimant is entitled to receive, upon request and free of charge, reasonable access to and copies of all documents, records, and other information relevant to the Claimant's claim; and

(iv)

A statement of the Claimant's right to bring a civil action under Section 502(a) of ERISA and, if the Plan imposes a contractual limitations period that applies to Claimant’s right to bring such an action, a statement to that effect which includes the calendar date on which such limitation expires on the claim.

In addition to the above notification requirements, notification with regards to a Disability Benefit claim appeal shall also include:

(i)

A discussion of the decision, including any reasons for disagreeing with the views of the claimant, any treating professionals, medical or vocational experts consulted, or a Social Security Administration determination; and

(ii)

A description of any internal rule, guideline or similar standard that the Plan relied on in making a decision based on medical necessity, experimental treatment or a similar limitation, or statement that such explanation will be provided (without charge) upon the claimant’s request; and

(iii)

A description of any scientific or clinical judgment that the Plan relied on in making a decision based on medical necessity, experimental treatment or a similar limitation, or a statement that such explanation will be provided (without charge) upon the claimant’s request.

IN WITNESS WHEREOF, the undersigned executed this First Amendment as of the 10th day of December, 2020, to be effective as of December 31, 2020.

Skechers U.S.A., Inc.

By:	/s/ John Vandemore John Vandemore

Chief Financial Officer